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                                   Exhibit 4.7


                            GREAT DANE HOLDINGS INC.
                    1995 OUTSIDE DIRECTORS STOCK OPTION PLAN


1.   PURPOSE

          The purpose of this Stock Option Plan (the "Plan") is to attract and retain, as members of the Board of Directors of Great Dane Holdings Inc. or a parent or subsidiary thereof (collectively, unless the context otherwise requires, the "Corporation"), knowledgeable persons of broad business experience and professional expertise who have no employment or consulting relationship with the Corporation ("Outside Directors"), in order to promote the success of the Corporation. As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Corporation determined in a manner consistent with the requirements of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan will encourage and enable Outside Directors to acquire a proprietary interest in the Corporation through the ownership of
common stock of the Corporation.   Such ownership will provide such Outside
Directors with a more direct stake in the future welfare of the Corporation and inspire them to remain members of the Board of Directors of the Corporation. It is also expected that the Plan will encourage qualified persons to seek membership on the Board of Directors of the Corporation as Outside Directors.

2.   AUTOMATIC GRANT OF OPTION RIGHTS TO OUTSIDE DIRECTORS

          Each individual who is an Outside Director of the Corporation on June 30 of any year beginning on or after June 30, 1995, whether or not such person is currently an Outside Director of the Corporation, is hereby automatically granted an option to purchase 2,000 shares of common stock of the Corporation on June 30 of each such year at an option price equal to the fair market value of the common stock subject to the option on the date of the grant. As used herein, fair market value on the date of the grant shall be deemed to be the closing trading price of the Corporation's common stock, as reported in THE WALL STREET JOURNAL, on the date preceding the date of the grant (or, if no such trading occurred on the date preceding the date of the grant, on the last date prior to the date of the grant on which such trading did occur). The options automatically granted to Outside Directors under the Plan shall be non-qualified stock options. Non-qualified stock options are those which do not qualify for the preferential tax treatment afforded incentive stock options under Section 422 of the Code. Each grant shall be evidenced by a


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written agreement in accordance with paragraph 3 hereof.


3.   SHARES SUBJECT TO THE PLAN

          (a) Options shall be evidenced by written agreements which shall, among other things, (i) designate the option as a non-qualified stock option;
(ii) specify the number of shares covered by the option; (iii) specify the option price for the shares subject to the option; (iv) specify the option period determined in accordance with paragraph 4 hereof; and (v) set forth specifically or incorporate by reference the applicable provisions of the Plan.

          (b) The stock to be offered and delivered under the Plan pursuant to the exercise of an option shall be shares of the Corporation's authorized common stock and may be unissued shares or reacquired shares. Subject to adjustment as provided in paragraph 10 hereof, the aggregate number of shares to be delivered under the Plan shall not exceed 60,000 shares. If an option expires or terminates for any reason during the term of the Plan prior to the exercise thereof in full, the shares subject to, but not delivered under, such option shall be available for options thereafter granted.


4.   TERM OF OPTION PERIOD

          The term during which options may be granted under the Plan shall expire on [date which is 10 years from the date of this Plan]. Options shall expire on the tenth anniversary of the date the option is granted.


5.   STOCK AS FORM OF EXERCISE PAYMENT

          An Outside Director who owns shares of the Corporation's common stock may elect to use such shares to pay all or part of the option price required by reason of the exercise of an option; provided, however, that such election may be made by an Outside Director only if the Corporation's common stock is traded on a national securities exchange or in the NASDAQ National Market System at the time of the election. The value of any shares of the Corporation's common stock used by an Outside Director to pay all or part of the option price required by reason of the exercise of an option shall be deemed to be equal to the fair market value of such shares on the date of the exercise of the option. As used herein, fair market value on the date of the exercise of an option shall be determined in a manner consistent with the provisions of paragraph 2 hereof.
The optionee shall make appropriate arrangements with the Corporation for any taxes which the Corporation is obligated to collect in connection with the


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exercise of such option, including federal, state or local withholding taxes.

6.   EXERCISE OF OPTIONS

          (a) Each option granted shall be exercisable, in whole or in part, at any time on or after one year from the date of the grant; provided that the election to exercise an option shall be made in accordance with applicable federal and state laws and regulations.

          (b) No option may at any time be exercised with respect to a fractional share.

          (c) No shares shall be delivered pursuant to the exercise of any option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be applicable thereto, until such shares are listed on each securities exchange on which the Corporation's common stock may then be listed, and until payment in full of the option price is received by the Corporation in cash or common stock of the Corporation as provided in paragraph 5 hereof. Unless prior to the exercise of the option the shares of the Corporation's common stock issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Corporation to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Corporation unless in the opinion of counsel to the Corporation such representation, agreement or documentation is not necessary to comply with said Act. No holder of an option, or such holder's legal representative, legatee, or distributee, shall be or be deemed to be a holder of any shares subject to such option unless and until a certificate or certificates therefor is issued in his name.

7.   ACCELERATION OF VESTING

          An option shall automatically be vested and immediately exercisable in full upon the occurrence of any of the following events:

             (a) Any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Corporation, has become the beneficial owner, within the meaning of Rule 13d-3 under such Act, of 75% (seventy-five percent) or more of the combined voting power of the Corporation's then outstanding voting securities, unless such ownership by such person has been approved by the Board of Directors immediately prior to the acquisition of such securities by such person;

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             (b)  The first day on which shares of the Corporation's common stock are purchased pursuant to a tender offer or exchange offer, unless such offer is made by the Corporation or unless such offer has been approved or not opposed by the Board of Directors;

             (c) The stockholders of the Corporation have approved an agreement to merge or consolidate with or into another corporation (and the Corporation is not the survivor of such merger or consolidation) or an agreement to sell or otherwise dispose of all or substantially all of the Corporation's assets (including a plan of liquidation), unless the Board of Directors has resolved that options shall not automatically vest; or

             (d) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Corporation's stockholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.


8.   TRANSFER OF OPTIONS

          Options granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Outside Director to whom granted, may be exercised only by such Outside Director or by such Outside Director's guardian or legal representative.

9.   CESSATION OF MEMBERSHIP ON THE BOARD OF DIRECTORS

          Except as provided in this paragraph 9, any option granted under the Plan, which has not theretofore expired, shall terminate on the date the Outside Director to whom the option was granted ceases to be a member of the Board of Directors of the Corporation for any reason, and no shares may thereafter be delivered pursuant to such option. However, subject to the condition that no option may be exercised later than the tenth anniversary of the date the option was granted, the Outside Director to whom the option was granted (or the person or persons to whom the Outside Director's rights under the option have been transferred by will or the laws of descent and distribution) may, within a period of up to one year after the date the Outside Director ceases to be a member of the Board of Directors of the Corporation, purchase some or all of the shares covered by any


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option of the Outside Director which was exercisable on the date of such cessation of membership.

           Nothing in the Plan or in any option agreement shall confer any right on any individual to continue as a member of the Board of Directors of the Corporation or shall interfere in any way with the right of the Corporation to terminate the membership of any Outside Director on the Board of Directors of the Corporation.

10.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

          (a) If the Corporation's outstanding common stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination, or exchange of shares or the like, or dividends payable in shares of the Corporation's common stock, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding options.

          (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of any option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares.

11.  TERMINATION, MODIFICATION AND AMENDMENT

          The Plan shall terminate 10 years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the stockholders of the Corporation and no option shall be granted after termination of the Plan.

          The Plan may from time to time be terminated, modified or amended (a) by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon, or (b) by the Board of Directors; provided, however, that (i) the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon, increase (except as provided in paragraph 10 hereof) the maximum number of shares as to which options may be granted under the Plan, and (ii) the provisions of paragraph 2 hereof shall not be modified or amended, by either the Board of Directors or the stockholders of the Corporation, more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

          No termination, modification or amendment of the Plan, may, without the consent of the individual to whom the option

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shall have been previously granted, adversely affect the rights conferred by such option.

12.  GOVERNMENT AND OTHER REGULATIONS

          The obligation of the Corporation to sell and deliver shares under the options granted under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, and (ii) the requirements of any stock exchange upon which the common stock of the Corporation may then be listed.

13.  SEPARABILITY

          If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (as the same shall be amended form time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

14.  NONEXCLUSIVITY OF THE PLAN

          Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

15.  EFFECTIVE DATE

          The Plan shall become effective upon the adoption by the Board of Directors, subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present, in person or by proxy, at a stockholders meeting duly held within one year following adoption of the Plan by the Board of Directors. All options granted prior to the date of such stockholder approval shall be subject to such approval.